RICHARD L. SUTTON                                                                                       RACHEL A. DWARES
JOHANNES R. KRAHMER                                                                                     JEFFREY R. WOLTERS
O. FRANCIS BIONDI                                   MORRIS, NICHOLS, ARSHT & TUNNELL                    MARYELLEN NOREIKA
LEWIS S. BLACK, JR.                                     1201 NORTH MARKET STREET                        DAVID J. TEKLITS
PAUL WELSH                                                   P.O. BOX 1347                              S. MARK HURD
WILLIAM O. LAMOTTE, III                             WILMINGTON, DELAWARE 19899-1347                     RODGER D. SMITH
DOUGLAS E. WHITNEY                                               _____                                  LISA K. W. CROSSLAND
WILLIAM H. SUDELL, JR.                                  TELEPHONE (302) 658-9200                        ERIC D. SCHWARTZ
MARTIN P. TULLY                                         TELECOPY (302) 658-3989                         LUCINDA C. CUCUZZELLA
THOMAS R. HUNT, JR.                                                                                     MONA A. LEE
A. GILCHRIST SPARKS, III                                                                                STANFORD L. STEVENSON,
RICHARD D. ALLEN                                                                                        III
DAVID LEY HAMILTON                                                                                      J. ANDREW HUFFMAN
JOHN F. JOHNSTON                                                                                        DEREK C. ABBOTT
WALTER C. TUTHILL                                                                                       JESSICA ZELDIN
DONALD F. PARSONS, JR.                                                                                  BRADLEY JAMES ENNA
JACK B. BLUMENFELD                                          November 4, 1999                            DAVID A. HARRIS
DONALD NELSON ISKEN                                                                                     ELIZABETH A. BROWN
DONALD E. REID                                                                                          PATRICIA A. O'NEILL
DENISON H. HATCH, JR.                                                                                   GREGORY W. WERKHEISER
THOMAS C. GRIMM                                                                                         WENDY L. WALTER
KENNETH J. NACHBAR                                                                                      CHRISTOPHER F. CARLTON
ANDREW M. JOHNSTON                                                                                      STEPHANIE L. NAGEL
MARY B. GRAHAM                                                                                          JOELLE E. POLESKY
MICHAEL HOUGHTON                                                                                        RICHARD W. ELLIS
MATTHEW B. LEHR                                                                                         FRANCIS X. GORMAN
THOMAS R. PULSIFER                                                                                      JOHN D. PIRNOT
JON E. ABRAMCZYK                                                                                        MEGAN E. WARD
ALAN J. STONE
LOUIS G. HERING
FREDERICK H. ALEXANDER
R. JUDSON SCAGGS, JR.                                                                                   ANDREW B. KIRKPATRICK, JR.
WILLIAM M. LAFFERTY                                                                                     DAVID A. DREXLER
KAREN L. PASCALE                                                                                        WALTER L. PEPPERMAN, II
DONNA L. CULVER
JULIA HEANEY                                                                                                   OF COUNSEL
JONATHAN I. LESSNER
ROBERT J. DEHNEY
COLM F. CONNOLLY



Prudential Index Series Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

     Re: Prudential Index Series Fund

Ladies and Gentlemen:

     We acted as special Delaware counsel to Prudential Index Series Fund, a Delaware business trust (the "Trust"), in connection with the formation of the Trust and related matters. In such capacity, we rendered an opinion concerning the Trust dated October 30, 1992 (the "First Prior Opinion") and an opinion concerning the Trust dated July 30, 1999 (the "Second Prior Opinion" and, collectively with the First Prior Opinion, the "Prior Opinions"), copies of which are attached hereto. Capitalized terms used herein and not otherwise herein defined are used as defined in the Prior Opinions.

     In rendering this further opinion, we have examined the documents referenced in our Prior Opinions and, in addition, copies of: (i) Post-Effective Amendment Nos. 13 - 14 to the Registration Statement of the Trust under the Securities Act of 1933 on Form N-1A, as filed with the Securities and Exchange Commission and Post-Effective Amendment No. 15 to the Registration Statement of the Trust under the Securities Act of 1993 on Form N-1A to be filed with the Securities and Exchange Commission on or about the date hereof (collectively, the "Post-Effective Amendments"); and (ii) a certification of good standing of the Trust obtained from the Recording Office as of a recent date. The opinions hereinafter expressed are based upon the same assumptions, effective as of the date of the Prior Opinions and the date hereof, as set forth in the Prior Opinions, including as applicable to the new documents herein referenced. For purposes of this supplemental opinion, (A) references to the Registration Statement of the Trust in the Prior Opinions shall be deemed references to the Registration Statement as amended by the Post-Effective Amendments and (B) references in the Prior Opinions to Applicable Shares

Prudential Index Series Fund
November 4, 1999
Page 2


shall be deemed references to Shares of the currently existing Series of the Trust (and classes thereof).

     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, we hereby reconfirm to you as of the date hereof the opinions set forth in the Prior Opinions.

     We consent to the filing of this supplemental opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This supplemental opinion is intended solely for the benefit of the addressee hereof and, except as provided in the foregoing sentence, may not be furnished or quoted to, or relied upon, by any other person or entity for any purpose without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and certificates and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this supplemental opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                        Very truly yours,

                                        /s/ MORRIS, NICHOLS, ARSHT & TUNNELL

RICHARD L. SUTTON                                                                                         RACHEL A. DWARES
JOHANNES R. KRAHMER                                                                                       JEFFREY R. WOLTERS
O. FRANCIS BIONDI                                   MORRIS, NICHOLS, ARSHT & TUNNELL                      MARYELLEN NOREIKA
LEWIS S. BLACK, JR.                                     1201 NORTH MARKET STREET                          DAVID J. TEKLITS
PAUL WELSH                                                   P.O. BOX 1347                                S. MARK HURD
WILLIAM O. LAMOTTE, III                             WILMINGTON, DELAWARE 19899-1347                       RODGER D. SMITH*
DOUGLAS E. WHITNEY                                               _____                                    LISA K. W. CROSSLAND
WILLIAM H. SUDELL, JR.                                  TELEPHONE (302) 658-9200                          ERIC D. SCHWARTZ
MARTIN P. TULLY                                         TELECOPY (302) 658-3989                           LUCINDA C. CUCUZZELLA
THOMAS R. HUNT, JR.                                                                                       MONA A. LEE
A. GILCHRIST SPARKS, III                                                                                  STANFORD L. STEVENSON,
RICHARD D. ALLEN                                                                                          III
DAVID LEY HAMILTON                                                                                        J. ANDREW HUFFMAN
JOHN F. JOHNSTON                                                                                          DEREK C. ABBOTT
WALTER C. TUTHILL                                                                                         JESSICA ZELDIN
DONALD F. PARSONS, JR.                                                                                    BRADLEY JAMES ENNA
JACK B. BLUMENFELD                                           July 30, 1999                                DAVID A. HARRIS
DONALD NELSON ISKEN                                                                                       ELIZABETH A. BROWN
DONALD E. REID                                                                                            PATRICIA A. O'NEILL
DENISON H. HATCH, JR.                                                                                     GREGORY W. WERKHEISER
THOMAS C. GRIMM                                                                                           WENDY L. WALTER
KENNETH J. NACHBAR                                                                                        CHRISTOPHER F. CARLTON
ANDREW M. JOHNSTON                                                                                        STEPHANIE L. NAGEL
MARY B. GRAHAM                                                                                            JOELLE E. POLESKY
MICHAEL HOUGHTON                                                                                          RICHARD W. ELLIS
MATTHEW B. LEHR                                                                                           FRANCIS X. GORMAN
THOMAS R. PULSIFER                                                                                        JOHN D. PIRNOT
JON E. ABRAMCZYK                                                                                          MEGAN E. WARD
ALAN J. STONE
LOUIS G. HERING
FREDERICK H. ALEXANDER
R. JUDSON SCAGGS, JR.                                                                                     ANDREW B. KIRKPATRICK, JR.
WILLIAM M. LAFFERTY                                                                                       DAVID A. DREXLER
KAREN JACOBS LOUDEN                                                                                       WALTER L. PEPPERMAN, II
KAREN L. PASCALE
DONNA L. CULVER
JULIA HEANEY                                                                                                     OF COUNSEL
JONATHAN I. LESSNER
ROBERT J. DEHNEY
COLM F. CONNOLLY


Prudential Index Series Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

     Re: Prudential Index Series Fund

Ladies and Gentlemen:

     We acted as special Delaware counsel to Prudential Index Series Fund, a Delaware business trust (the "Trust"), in connection with the formation of the Trust and related matters. In such capacity, we rendered an opinion concerning the Trust dated October 30, 1992, a copy of which is attached hereto (the "Prior Opinion"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Prior Opinion.

     In rendering this further opinion, we have examined the documents referenced in our Prior Opinion and, in addition, copies of: (i) a Second Amendment to Agreement and Declaration of Trust of the Trust dated as of October 28, 1996 (the "Second Amendment"); (ii) a Third Amendment to Agreement and Declaration of Trust dated as of October 15, 1997 (the "Third Amendment"); (iii) a Second Amendment to the Certificate as filed in the Recording Office on October 29, 1996; (iv) a Third Amendment to the Certificate as filed in the Recording Office on January 14, 1998; (v) certain minutes of meetings of the Board of Trustees of the Trust dated February 19, 1997, August 26, 1997 and May 26, 1999; (vii) Post-Effective Amendments Nos. 1-12 to the Registration Statement of the Trust on Form N1-A, as filed with the Securities and Exchange Commission (the "Post-Effective Amendments"); and (viii) a certification of good standing of the Trust obtained from the Recording Office as of a recent date. The opinions hereinafter expressed are based upon the same assumptions, effective as of the date of the Prior Opinion and the date hereof, as set forth in the Prior Opinion, including as applicable to the new

The Prudential Institutional Fund
July 30, 1999
documents herein referenced. For purposes of this supplemental opinion, (A) references to the Governing Instrument in the Prior Opinion shall be deemed references to the Governing Instrument as amended by the Second Amendment and the Third Amendment, (B) references to the Registration Statement of the Trust in the Prior Opinion shall be deemed references to the Registration Statement as amended by the Post-Effective Amendments and (C) references in the Prior Opinion to Applicable Shares shall be deemed references to Shares of the currently existing Series of the Trust (and classes thereof).

     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, we hereby reconfirm to you as of the date hereof the opinions set forth in the Prior Opinion.

     We consent to the filing of this supplemental opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This supplemental opinion is intended solely for the benefit of the addressee hereof and, except as provided in the foregoing sentence, may not be furnished or quoted to, or relied upon, by any other person or entity for any purpose without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and certificates and the application of Delaware law as the same exists on the date hereof, and we undertake no obligation to update or supplement this supplemental opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                         Very truly yours,

                                         MORRIS, NICHOLS, ARSHT & TUNNELL

                                         /s/ WALTER C. TUTHILL
                                         ----------------------
                                             Walter C. Tuthill

                [Letterhead of Morris, Nichols, Arsht & Tunnell]

                                October 30, 1992

The Prudential Institutional Fund
Prudential Plaza
751 Broad Street
Newark, New Jersey  07102-3777

     Re: The Prudential Institutional Fund

Ladies and Gentlemen:

     We have acted as special Delaware counsel to The Prudential Institutional Fund, a Delaware business trust (the "Trust"), in connection with certain matters relating to the organization of the Trust and the proposed issuance of Shares of certain Series of the Trust (the "Applicable Shares") pursuant to and as described in Registration Statement No. 33-48066 on Form N-1A filed with the Securities and Exchange Commission, as amended by Pre-Effective Amendment Nos. 1 and 2 thereto (as amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated May 11, 1992, as amended by the First Amendment to Agreement and Declaration of Trust of the Trust dated as of July 7, 1992 (as amended, the "Governing Instrument").

     In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on May 11, 1992 (the "Certificate"), as amended by a First Amendment thereto as filed in the Recording Office on June

The Prudential Institutional Fund
October 30, 1992

1, 1992; the Governing Instrument; a Purchase Agreement dated as of July 7, 1992 between the Trust and Prudential Institutional Fund Management, Inc.; the revised By-Laws of the Trust as adopted on October 5, 1992; Resolutions of the Sole Trustee of the Trust dated May 11, 1992; a Written Consent of Sole Trustee of the Trust dated as of July 7, 1992; a Written Consent of Sole Trustee of the Trust dated as of October 5, 1992; a Consent of Sole Shareholder of the Trust dated as of October 5, 1992; minutes of a meeting of the Board of Trustees of the Trust dated October 12, 1992; the Registration Statement; the Trust's Notification of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A as filed with the Securities and Exchange Commission on May 21, 1992; and a certificate of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents (provided that we do not assume due authorization of any of the foregoing on behalf of the Trust), and of all documents contemplated by the Governing Instrument, By-Laws, applicable Resolutions of the Sole Trustee or Trustees and the Registration Statement (including the Prospectus and Statement of Additional Information forming a part thereof) (collectively, the "Operative Documents") to be executed by investors acquiring Applicable Shares (the "Shareholders" and each, individually, a "Shareholder"); (ii) the payment of consideration for Applicable Shares, and the application of such consideration, as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Operative Documents in connection with the issuance of Applicable Shares; (iii) that appropriate notation of the names and addresses of, the number of Applicable Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Applicable

The Prudential Institutional Fund
October 30, 1992

Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust under
Section 2 or 3 of Article VIII of the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 Del.
C. ss.ss. 3801 et seq. (the "Delaware Act"); and (vi) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we have not participated in the preparation of the Registration Statement or any other offering documentation relating to the Trust, the Applicable Shares or the related Series, and we assume no responsibility for their contents. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

     1. The Trust is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware.

     2. The issuance of the Applicable Shares has been duly authorized on behalf of the Trust and, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Operative Documents, the Applicable Shares will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

     3. Under the Delaware Act and the terms of the Governing Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the

The Prudential Institutional Fund
October 30, 1992

State of Delaware; provided, however, that we express no opinion with respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust. Neither the existence nor exercise of the voting rights granted to Shareholders under the Governing Instrument will, of itself, cause a Shareholder to be deemed a trustee of the Trust under the Delaware Act. Notwithstanding the foregoing or the opinion expressed in paragraph 2 above, we note that, pursuant to Section 5 of Article IV of the Governing Instrument, the Trustees have the power to cause Shareholders, or Shareholders of a particular Series, to have the obligation to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

     We understand that the firm of Arnold & Porter may rely as to matters of Delaware law on the opinions set forth above in connection with the rendering of its opinion to you dated on or about the date hereof concerning the issuance of Applicable Shares, and we hereby consent to such reliance. Except as provided above, the opinions set forth above are expressed solely for the benefit of the addressee hereof and may not be furnished or quoted to, or relied upon, by any other person or entity for any purpose without our prior written consent.

                                         Sincerely,


                                         MORRIS, NICHOLS, ARSHT & TUNNELL

                                         /s/ WALTER C. TUTHILL
                                         ----------------------
                                             Walter C. Tuthill